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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


       Date of report (Date of earliest event reported) December 27, 2002
                                                        -----------------


                                   ALTEON INC.
                                   -----------
               (Exact Name of Registrant as Specified in Charter)


              Delaware                 001-16043           13-3304550
      -------------------------      ------------     -------------------
       (State or Other Juris-        (Commission       (I.R.S. Employer
      diction of Incorporation)      File Number)     Identification No.)


                  170 Williams Drive, Ramsey, New Jersey 07446
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (201) 934-5000
                                                           --------------


        -----------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)
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Item 5. Other Events

      On December 27, 2002, Alteon Inc. issued the following press release:

ALTEON INC. RECEIVES $646,500 FROM SALE OF NEW JERSEY TAX BENEFITS

Company Completes Previously Announced Financing for $3 Million -

RAMSEY, N.J., Dec. 27 /PRNewswire-FirstCall/ -- Alteon Inc. (Amex: ALT) announced today that it has received $646,500 from the sale of its net operating loss carryovers (NOLS) under the State of New Jersey's Technology Business Tax Certificate Transfer Program (the "Program").

The Program is an initiative passed by the New Jersey State Legislature that allows qualified technology and biotechnology businesses in New Jersey to sell unused amounts of NOLS and defined Research and Development tax credits for cash. During the four years of the Program's existence, Alteon has received approximately $6 million in non-equity cash.

In addition, Alteon has closed a stock purchase agreement, announced earlier this week, to sell common stock to a group of institutional investors, raising proceeds of $3 million.

About Alteon

Alteon is developing several new classes of drugs that reverse or slow down diseases of aging and complications of diabetes. These compounds have an impact on a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s lead to a loss of flexibility and function in body tissues, organs and vessels and have been shown to be a causative factor in many age-related diseases and diabetic complications. Alteon is initially developing therapies for cardiovascular and kidney diseases in older or diabetic individuals.

Alteon has created a library of novel classes of compounds targeting the A.G.E. Pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose Lowering Agents. The Company's lead A.G.E. Crosslink Breaker, ALT-711, is being evaluated in the Phase IIb SAPPHIRE clinical trial focused on patients with systolic hypertension, the Phase IIb SILVER trial in patients with systolic hypertension and left ventricular hypertrophy, and the Phase IIa DIAMOND trial in patients with diastolic heart failure. The data from the DIAMOND is expected in 1Q'03, and the SAPPHIRE and SILVER trials will be unblinded concurrently about mid-year. Other A.G.E. compounds are being evaluated for skin aging and additional
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indications. For more information on Alteon, visit the Company's website at
http://www.alteon.com.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  * * * * * * *
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Alteon Inc.



                                            By: /s/ Elizabeth O'Dell
                                                --------------------------
                                                Elizabeth O'Dell
                                                Vice President, Finance

Dated: January 2, 2003